As filed with the U.S. Securities and Exchange Commission on August 5, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENOVIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3501 W. Warren Avenue
Fremont, California
94538
(510) 695-2350
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthi Chakravarthy
Chief Legal Officer
Enovix Corporation
3501 W. Warren Avenue
Fremont, California 94538
(510) 695-2350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Penney
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019-9710
(212) 836-8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Enovix Corporation
6,000,000 Shares of Common Stock

This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption Selling Stockholders or their permitted transferees of up to 6,000,000 shares of our common stock issuable upon the cashless exercise of 6,000,000 private placement warrants to purchase our common stock (the “Private Placement Warrants”). The Private Placement Warrants were originally issued and sold to Rodgers Capital, LLC, a Delaware limited liability company (the “Sponsor”), in connection with the initial public offering of Rodgers Silicon Valley Acquisition Corp., which was our predecessor entity, and the Sponsor subsequently distributed the Private Placement Warrants to the Sponsor’s Series B Unit investors.
The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See Plan of Distribution for more information about how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.
We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The Private Placement Warrants may only be exercised on a cashless basis, and we will also not receive any proceeds from the cashless exercise of the Private Placement Warrants. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock issuable upon exercise of the Private Placement Warrants pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ENVX.” On August 2, 2024, the last reported sale price of our common stock was $11.97 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under heading Risk Factors on page 3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled Where You Can Find More Information.
Unless the context indicates otherwise, as used in this prospectus, the terms “Enovix,” “Enovix Corporation,” “we,” “us” and “our” refer to Enovix Corporation, a Delaware corporation, and its subsidiaries.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the section titled Risk Factors contained in this prospectus and the documents that are incorporated by reference. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We design, develop, manufacture and commercialize next generation lithium-ion battery cells that significantly increase the amount of energy density and storage capacity relative to conventional battery cells. Our batteries’ mechanical design, or architecture, allows us to use high performance chemistries while enabling safety and charge time advantages. The Company is on a mission to deliver high-performance batteries that unlock the full potential of technological products. Everything from Internet-of-Things (IoT), mobile, and computing devices, to the vehicle you drive, needs a better battery. We partner with original equipment manufacturers worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation.
Beginning in the second quarter of 2022, we shifted our focus to battery pack products and generating product revenue, as well as generating service revenue from our engineering service contracts for the development of silicon-anode lithium-ion battery technology. In 2023, the Company began constructing its facility in Malaysia for high-volume production and acquired Routejade, Inc., a battery pack manufacturing company in South Korea.
Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia.
Corporate Information
We were incorporated in Delaware in 2020 as a blank check company under the name Rodgers Silicon Valley Acquisition Corp. (“RSVAC”). On July 14, 2021 (the “Closing Date”), Enovix Corporation (“Legacy Enovix”), RSVAC and RSVAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of RSVAC (the “Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Merger dated February 22, 2021, by and among RSVAC, Legacy Enovix and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement, the combination of Legacy Enovix and RSVAC was effected through the merger of Merger Sub with and into Legacy Enovix, with Legacy Enovix surviving as a wholly owned subsidiary of RSVAC (together with the other transactions under the Merger Agreement, the “Business Combination”).
On the Closing Date, Legacy Enovix changed its name to Enovix Operations Inc. and RSVAC changed its name to Enovix Corporation. On January 17, 2023, Legacy Enovix merged with and into Enovix Corporation, with the separate existence of Legacy Enovix ceasing and Enovix Corporation being the surviving corporation of such merger. Our principal executive offices are located at 3501 W. Warren Avenue, Fremont, California 94538 and our telephone number is (510) 695-2350. Our corporate website address is http://www.enovix.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.
The Offering
The selling stockholders named in this prospectus or their permitted transferees may offer and sell up to 6,000,000 shares of our common stock issued or issuable upon the cashless exercise of 6,000,000 private placement warrants to purchase our common stock (the “Private Placement Warrants”). Our common stock is listed on the Nasdaq Global Select Market under the symbol “ENVX.” We will not receive any proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus. The Private Placement Warrants may only be exercised on a cashless basis, and we will also not receive any proceeds from the cashless exercise of the Private Placement Warrants.

Private Placement Warrants
In connection with its initial public offering (the “RSVAC IPO”), our predecessor entity, RSVAC, issued and sold 6,000,000 Private Placement Warrants to Rodgers Capital, LLC, a Delaware limited liability company (the “Sponsor”), simultaneously with the closing of the RSVAC IPO on December 4, 2022. Following the RSVAC IPO on September 8, 2021, the Sponsor distributed the Private Placement Warrants to its LLC members, in proportion to the number of Series B Units such investors had purchased in the Sponsor prior to the RSVAC IPO.
The Private Placement Warrants are governed by the Warrant Agreement, dated July 13, 2021, between the Company and Computershare Trust Company, N.A., as warrant agent, and the Amended and Restated Registration Rights Agreement, dated July 14, 2021, among RSVAC, the Sponsor and the security holders party thereto, each as may be modified by subsequently executed deregistration representation letters, which provide in part that the Private Placement Warrants shall only be exercised on a cashless basis. Please see the Exhibit Index for more information about the agreements governing the terms of the Private Placement Warrants.
The Sponsor is an affiliate of Thurman John Rodgers, Chairman of our Board of Directors, and Mr. Rodgers is one of two trustees to the Rodgers Massey Revocable Trust, a Series B Unit investor that received Private Placement Warrants from the Sponsor and is a selling stockholder under this prospectus. Certain other holders of the Private Placement Warrants are also either our current or former directors, or were directors and officers of RSVAC. Please see the Selling Stockholders section for more information.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading Risk Factors contained in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (“SEC”), which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled Special Note Regarding Forward-Looking Statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The statements contained in this prospectus or incorporated by reference that are not purely historical are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, would and similar expressions that convey uncertainty about future events or outcomes. In addition, any statements that refer to projections, forecasts, management’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements. Examples of forward-looking statements in this prospectus or incorporated by reference herein may include, without limitation, statements about our:
•ability to build and scale manufacturing lines for our lithium-ion batteries, including production and commercialization timelines;
•ability to meet milestones and execute on our product development strategy, including our ability to test and sample batteries from our Agility Line to customers;
•expectations and estimations of the total addressable market for lithium-ion batteries in the portable electronics markets, including the impact of artificial intelligence on the demand for energy dense batteries and the suitability of our products to address this demand;
•ability to manage our expenses and realize our annual cost savings goals;
•ability to manage and achieve the benefits of our ongoing restructuring efforts;
•products, technologies, business model and growth strategy, including commercialization opportunities, market opportunity and the expansion of our customer base;
•ability to effectively leverage our Routejade acquisition to take advantage of growth opportunities in the conventional battery business;
•product strategy for Routejade’s portfolio of conventional lithium-ion battery products;
•ability to meet the expectations of new and current customers, including safety and qualification requirements, and our ability to achieve market acceptance for our products;
•financial performance, including revenue from the sale of batteries and battery pack products and engineering revenue contracts, as well as expenses and projections thereof;
•operational capabilities of our manufacturing lines, including the anticipated benefits of our growing R&D teams in Korea, Malaysia and India;
•ability to attract and hire additional personnel, including for our international locations and to facilitate the build-out of existing and additional production lines;
•ability to optimize our manufacturing process and execute on our future product development strategy and roadmap to profitability, including projected improvements in our commercialization and R&D activities in support of our manufacturing operations;
•expectations regarding our development and other collaboration agreements with potential customers, including in the smartphone and virtual reality categories; and
•potential to validate the advantages of our cell architecture in the electric vehicle battery space through our recent development agreements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. We do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events, except as required by law.
These forward-looking statements, and the assumptions underlying such statements, involve a number of risks and uncertainties, some of which are beyond our control. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The Private Placement Warrants may only be exercised on a cashless basis, and we will not receive proceeds upon the cashless exercise of Private Placement Warrants by the selling stockholders.

DESCRIPTION OF SECURITIES
The following description summarizes selected information regarding our securities, including our common stock and outstanding warrants, as well as certain provisions of: (i) our amended and restated certificate of incorporation, (ii) our amended and restated bylaws, (iii) the Delaware General Corporation Law (“DGCL”) and (iv) the Warrant Agreement, dated July 13, 2021. The following summary is qualified in its entirety by, and should be read in conjunction with, our amended and restated certificate of incorporation and amended and restated bylaws, the DGCL and the Warrant Agreement. For more information, please see the Where You Can Find More Information and Incorporation of Certain Information by Reference sections in this prospectus.
General
Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
The holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock. Our common stockholders are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
The holders of the common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
Election of Directors
Our board of directors has one class of directors and each director will generally serve for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Warrants
As of August 2, 2024 there were 5,500,000 Private Placement Warrants outstanding exercisable for up to 5,500,000 shares of common stock.
The Private Placement Warrants were purchased by the Sponsor in connection with the closing of the RSVAC IPO, and are governed by the terms set forth in a Warrant Agreement between the Company and Computershare Trust Company, N.A., as warrant agent. The Private Placement Warrants are currently held by the warrant holders identified in the Selling Stockholders section of this prospectus.
Each Private Placement Warrant is exercisable for one share of common stock at an exercise price of $11.50 per share. The warrants are exercisable on a cashless basis and only redeemable by us to the extent that they are no longer held by the initial purchasers or their affiliates. No fractional shares will be issued upon exercise of the Private Placement Warrants. Any fractional interest in a share will be rounded down to the nearest whole number of shares of common stock to be issued to the warrant holder.
The warrants are exercisable until July 14, 2026.
The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Private Placement Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-takeover Provisions of Delaware Law and our Charter Documents
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and Bylaws:
•permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;
•provide that the authorized number of directors may be changed only by resolution of our board of directors;
•provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.
The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Delaware Anti-takeover Law
Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of our voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the consummation of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of our outstanding voting stock. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the

State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of Certificate of Incorporation or our Bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim against us or any of our directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act.
Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, our Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Listing on The Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ENVX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock, and the warrant agent for our Private Placement Warrants, is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS
We have included in this prospectus and related registration statement 6,000,000 shares of our common stock issuable, or issued, upon the cashless exercise of the Private Placement Warrants issued to the Sponsor in connection with the closing of the RSVAC IPO in December 2020. Subsequently, the Sponsor distributed 6,000,000 of the Private Placement Warrants via an in-kind distribution to certain equity holders of the Sponsor, which individuals (and their transferees, pledges, donees or other successors in interest, if applicable) are identified in the Selling Stockholders table below. The term “selling stockholder” includes the stockholders listed below, as well as their transferees, pledges, donees or other successors in interest selling the shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.
The table below sets forth certain information with respect to each selling stockholder, including (i) the name and address of each selling stockholder; (ii) the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering; (iii) the maximum number of shares being offered by each selling stockholder pursuant to this prospectus; and (iv) each selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.
The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.
The percentage of each selling stockholder’s ownership is based on 176,284,698 shares of common stock outstanding as of July 30, 2024 (prior to the exercise of Private Placement Warrants, as applicable). In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder before this offering, shares of common stock underlying the Private Placement Warrants held by that selling stockholder are deemed outstanding, as well as any other derivative securities held by that selling stockholder that are exercisable as of July 30, 2024 or exercisable within 60 days thereafter. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on shares outstanding on July 30, 2024, which includes the shares of our common stock registered for sale in this offering. The ownership information for the selling stockholders prior to this offering does not give effect to any acquisitions or dispositions of our common stock made after July 30, 2024.

	Beneficial Ownership Prior to This Offering		Number of Shares Being Offered	Beneficial Ownership After This Offering
Selling Stockholder	Shares	%		Shares	%
Rodgers Massey Trust (1)	24,886,137	14.1	4,100,000	20,786,137	11.8
Betsy Atkins (2)	310,008	*	100,000	210,008	*
Steven Gomo (3)	300,000	*	300,000	0	*
Emmanuel Hernandez (4)	960,000	*	500,000	460,000	*
Lisan Hung (5)	237,500	*	50,000	187,500	*
Joseph Malchow (6)	648,442	*	250,000	398,442	*
John McCranie (7)	153,822	*	153,822	0	*
Peter Christopher Balas Revocable Trust (8)	100,000	*	100,000	0	*
The Stanat Family Trust (9)	175,000	*	100,000	75,000	*
__________________
*Less than one percent.
(1)Amount includes (i) 20,786,137 shares of common stock held by the Rodgers Massey Revocable Living Trust dtd 4/4/11 (“Rodgers Massey Trust”) and (ii) 4,100,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by the Rodgers Massey Trust. Thurman John Rodgers and Valeta Massey serve as trustees of the Rodgers Massey Trust and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Rodgers Massey Trust. Mr. Rodgers is the Chairman of

our Board of Directors, and he was the Chief Executive Officer and Chairman of RSVAC prior to the Business Combination. The business address for the Rodgers Massey Trust is 535 Eastview Way, Woodside, CA 94062.
(2)Amount includes (i) 162,069 shares of common stock held directly by Ms. Atkins, of which 2,700 shares of common stock are unvested and subject to a repurchase right (ii) 44,157 shares of common stock issuable to Ms. Atkins pursuant to options exercisable within 60 days of July 30, 2024, (iii) 3,782 shares of common stock issuable to Ms. Atkins upon the vesting of RSUs within 60 days of July 30, 2024, and (iii) 100,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by Ms. Atkins. Ms. Atkins is currently a director and also served as a member of the RSVAC board of directors prior to the Business Combination.
(3)Amount includes 300,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by Mr. Gomo. Mr. Gomo was a member of the RSVAC board of directors prior to the Business Combination.
(4)Amount includes (i) 460,000 shares of common stock held directly by Mr. Hernandez and (ii) 500,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by Mr. Hernandez. Mr. Hernandez served on our board of directors until his retirement in September 2023, and Mr. Hernandez was the Chief Financial Officer and was a member of the RSVAC board of directors prior to the Business Combination
(5)Amount includes (i) 187,500 shares of common stock held directly by Ms. Hung and (ii) 50,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by Ms. Hung. Ms. Hung was a member of the RSVAC board of directors prior to the Business Combination.
(6)Amount includes (i) 387,298 shares of common stock held directly by Mr. Malchow, (ii) 5,444 shares of common stock issuable to Mr. Malchow upon the vesting of RSUs within 60 days of July 30, 2024, (iii) 4,400 shares of common stock held by Mr. Malchow and his spouse, (iv) 1,300 shares held by his child, and (v) 250,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by Mr. Malchow. Mr. Malchow is currently a director, and he was a member of the RSVAC board of directors prior to the Business Combination.
(7)Amount includes (i) 153,822 shares of common stock held directly by Mr. McCranie that were acquired upon the exercise of Private Placement Warrants held by Mr. McCranie. Mr. McCranie served on our board of directors until his retirement in January 2023, and was a member of the RSVAC board of directors prior to the Business Combination.
(8)Amount includes 100,000 shares of common stock which may be acquired upon exercise of the Private Placement Warrants held by the Peter Christopher Balas Revocable Trust (“Balas Trust”). Peter Christopher Balas serves as the trustee of the Balas Trust. The business address for the Balas Trust is 920 Tahoe Blvd., #80259, Incline Village, Nevada 89451.
(9)Amount includes (i) 75,000 shares of common stock held directly by The Stanat Family Trust (“Stanat Trust”), and (ii) 100,000 shares of common stock which may be acquired upon the exercise of the Private Placement Warrants held by the Stanat Trust. G.C. Stanat and Susan Hung Stanat serve as trustees of the Stanat Trust and accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Stanat Trust. The business address for the Stanat Trust is 995 Marsh Rd. Suite 102 #147, Redwood City, California 94062.

PLAN OF DISTRIBUTION
We are registering the 6,000,000 shares of common stock issuable upon the cashless exercise of the Private Placement Warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the Private Placement Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, nor we will receive proceeds upon the exercise of the Private Placement Warrants, which may only be exercised pursuant to cashless exercise provisions that were agreed to by each of the selling stockholders.
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling such shares of common stock:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the shares of common stock issuable upon the cashless exercise of Private Placement Warrants, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the shares of the common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered by this prospectus, which securities such broker-

dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that participate in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock underlying the Private Placement Warrants. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Arnold & Porter Kaye Scholer LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby.
EXPERTS
The financial statements of Enovix Corporation and subsidiaries as of December 31, 2023 and January 1, 2023, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this registration statement, and the effectiveness of Enovix Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.enovix.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 5, 2024;
•the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024, including the supplement thereto, filed with the SEC on June 5, 2024;
•our Current Report on Form 8-K filed with the SEC on June 18, 2024; and
•the description of our common stock which is contained in a Registration Statement on Form 8-A filed on December 1, 2020 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings we make with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see Where You Can Find More Information. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Enovix Corporation
3501 W. Warren Avenue
Fremont, California 94538
Attn: Chief Legal Officer
(510) 695-2350

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	10,131
Legal fees and expenses	30,000
Accounting fees and expenses	50,000
Printing and miscellaneous	5,000
Total	$95,131
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents.
Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of their actions in that capacity regardless of whether we would otherwise be permitted to indemnify them under the provisions of Delaware law.
We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in their capacity as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits
The following exhibits are filed as part of this registration statement.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Schedule/Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39753	3.1	July 19, 2021
3.2	Amended and Restated Bylaws	8-K	001-39753	3.2	July 19, 2021
4.1	Specimen Common Stock Certificate of the Registrant	S-4/A	333-253976	4.5	June 21, 2021
4.2	Specimen Warrant Certificate	S-1/A	333-250042	4.3	November 25, 2020
4.3	Warrant Agreement, dated July 13, 2021	8-K	001-39753	4.3	July 19, 2021
4.4*	Form of Deregistration Representation Letter
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP
10.1	Private Placement Warrants Subscription Agreement, dated December 1, 2020	8-K	001-39753	10.6	December 7, 2020
10.2	Amended and Restated Registration Rights Agreement, dated July 14, 2021	8-K	001-39753	10.10	July 19, 2021
23.1*	Consent of Deloitte & Touche LLP
23.3*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Form S-3)
107*	Filing Fee Table
__________________
*Filed herewith
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 5, 2024.

ENOVIX CORPORATION

By:	/s/ Dr. Raj Talluri
Dr. Raj Talluri
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Dr. Raj Talluri, Farhan Ahmad and Arthi Chakravarthy, and each of them, severally, as their true and lawful attorney-in-fact and agent, each acting alone with the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Dr. Raj Talluri	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2024
Dr. Raj Talluri

/s/ Farhan Ahmad	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2024
Farhan Ahmad

/s/ Thurman John Rodgers	Chairman	August 5, 2024
Thurman John Rodgers

/s/ Betsy Atkins	Director	August 5, 2024
Betsy Atkins

/s/ Pegah Ebrahimi	Director	August 5, 2024
Pegah Ebrahimi

/s/ Bernard Gutmann	Director	August 5, 2024
Bernard Gutmann

/s/ Joseph Malchow	Director	August 5, 2024
Joseph Malchow

/s/ Gregory Reichow	Director	August 5, 2024
Gregory Reichow